UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2011
F.N.B. Corporation
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 724-981-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 18, 2011, F.N.B. Corporation completed its previously announced public offering of 6,037,500 shares of common stock at a price of $10.70 per share, including 787,500 shares that were issued pursuant to the exercise in full by Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, as representatives of the underwriters, of their overallotment option. The net proceeds of the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $62.8 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation
May 19, 2011	By:	/s/ James G. Orie
		Name:	James G. Orie
		Title:	Chief Legal Officer